Exhibit 99.1

Delaware Supreme Court Reverses Equitable Payment Stream to
PharmAthene and Remands Litigation to Trial Court for New Determination of Damages

NEW YORK, NEW YORK, May 26, 2013 – SIGA Technologies, Inc. (NASDAQ: SIGA) reported today that the Delaware Supreme Court reversed the award of an “equitable payment stream” by the Court of Chancery in its May 31, 2012 Final Order and Judgment in PharmAthene, Inc. v. SIGA Technologies, Inc. and also remanded the case to the Court of Chancery for further proceedings to determine appropriate damages.

William J. Haynes II, SIGA’s General Counsel, commented, “We are pleased with the Delaware Supreme Court ruling issued on Friday.  The Supreme Court’s decision states that PharmAthene may only obtain damages for its lost expectancy if it can prove them ‘with reasonable certainty.’ We intend to establish to the Chancery Court, consistent with that Court’s earlier conclusions, that PharmAthene’s evidence of expectancy damages is speculative and too uncertain, contingent, and conjectural to permit an award.”

Dr. Eric A. Rose, SIGA’s Chief Executive Officer, commented, “While legal proceedings may continue, we will now focus with even greater intensity on growing and enhancing SIGA’s business, executing our existing contract with BARDA, seeking approval and licensing of Arestvyr™ from the U.S. Food and Drug Administration, and making greater use of our proven antiviral drug discovery and development capabilities.”

About SIGA Technologies, Inc.

In the United States and around the globe, populations face a serious but unmet need for new drugs to protect against potentially catastrophic emerging viral pathogens and biological weapons of mass destruction. We are a pharmaceutical company specializing in discovering and developing pharmaceutical solutions for some of the most lethal pathogens – smallpox, Ebola, dengue, Lassa fever and other dangerous viruses. Our objective is to discover, develop, and commercialize drugs to prevent and treat these high-priority threats. Our mission is to disarm dreaded viral diseases and create robust, modern biodefense countermeasures. For more information about SIGA, please visit SIGA’s web site at www.siga.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to further court proceedings, SIGA’s performance under its contract with the Biomedical Advanced Research and Development Authority (BARDA), SIGA’s efforts to seek approval and licensing from the United States Food and Drug Administration, and SIGA’s capabilities in antiviral drug discovery and development.  Forward-looking statements are based on management’s estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond our control. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include (i) the risk that potential products that appear promising to us or our collaborators cannot be shown to be efficacious or safe in subsequent animal, pre-clinical or clinical trials, (ii) the risk that we or our collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (iii) the risk that we may not be able to obtain anticipated funding for our development projects or other needed funding, (iv) the risk that we may not complete performance under the BARDA contract on schedule or in accordance with the contractual terms, (v) the risk that we may not be able to secure or enforce sufficient legal rights in our products, including intellectual property protection, (vi) the risk that any challenge to our patent and other property rights, if adversely determined, could affect our business and, even if determined favorably, could be costly, (vii) the risk that regulatory requirements applicable to our products may result in the need for further or additional testing or documentation that will delay or prevent seeking or obtaining needed approvals to market these products, (viii) the risk that one or more protests could be filed and upheld in whole or in part or other governmental action taken, in either case leading to a delay of performance under our contract with BARDA, or other governmental contracts, (ix) the risk that our BARDA contract is modified or canceled at the request or requirement of the U.S. Government, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper our efforts to develop or market our products, (xi) the risk that changes in domestic and foreign economic and market conditions may adversely affect our ability to advance our research or products, (xii) the effect of  federal, state or foreign regulation, including drug regulation and international trade regulation, on our business, (xiii) the risk that our outstanding indebtedness may make it more difficult to obtain additional financing, (xiv) the risk that the U.S. Government’s responses (including inaction) to the national and global economic situation, including possible courses of action related to the so-called “sequester”, may adversely affect our business, (xv) the risk that our internal controls will not be effective in detecting or preventing a misstatement in our financial statements, (xvi) the risk that some amounts received and recorded as deferred revenue ultimately may not be recognized as revenue, and (xvii) the risk that we may not be able to establish our intended positions or otherwise not prevail in any further court proceedings.  More detailed information about our company and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements set forth here, is set forth in our filings with the Securities and Exchange Commission (the SEC), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended by SIGA’s 10-K/A as filed on May 15, 2013, and in other documents that we have filed with the SEC. We urge investors and security holders to read those documents free of charge at the SEC’s website at http://www.sec.gov. Interested parties may also obtain those documents free of charge directly from us. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the federal securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, future events or otherwise.

Contact:

KCSA Strategic Communications
Todd Fromer / Robert Fink
212-896-1215 / 212-896-1206
tfromer@kcsa.com / rfink@kcsa.com